As filed with the U.S. Securities and Exchange Commission on August 2, 2022.

Registration No. 333-266305

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXIM Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2834	27-4029386
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6191 Cornerstone Court, E. Suite 114
San Diego, CA 92121
(858) 923-4422
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John W. Huemoeller II
President
AXIM Biotechnologies, Inc.
6191 Cornerstone Court, E. Suite 114
San Diego, CA 92121
(858) 923-4422
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John P. Cleary, Esq.
Christopher L. Tinen, Esq.
Procopio, Cory, Hargreaves & Savitch LLP
12544 High Bluff Drive, Suite 400
San Diego, California 92130
(619) 515-3221

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
Emerging growth company	[ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

AXIM Biotechnologies, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-266305) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibits	Exhibit #	Incorporated by Reference (Form Type)	Filing Date	Filed Herewith
Articles of Incorporation, as filed with the Nevada Secretary of State on November 18, 2010.	3.1	10-Q	11/14/2014

Certificate of Amendment, as filed with the Nevada Secretary of State on July 24, 2014.	3.2	10-Q	11/14/2014

Amended and Restated (as of August 17, 2016) Bylaws of AXIM Biotechnologies, Inc.	3.3	10-Q	8/22/2016

Certificate of Designation of Series B Preferred Stock.	3.4	10-Q	8/22/2016

Certificate of Designation of Series C Preferred Stock.	3.5	10-Q	8/22/2016

Amended and Restated (as of August July 21, 2020) Bylaws of AXIM Biotechnologies, Inc.	3.6	8-K	07/24/2020

Legal Opinion of Procopio, Cory, Hargreaves & Savitch LLP	5.1			X

Letter of Intent (“Terms Sheet”) dated September 3, 2018, by and between Impression Healthcare Limited and AXIM Biotechnologies, Inc.	10.1	10-K (A/1)	10/30/2019

Exclusivity Agreement dated September 3, 2018, by and between Impression Healthcare Limited and AXIM Biotechnologies, Inc.	10.2	10-K (A/1)	10/30/2019

Amendment #1 to Exclusivity Agreement dated December 11, 2018, by and between Impression Healthcare Limited and AXIM Biotechnologies, Inc.	10.3	10-K (A/1)	10/30/2019

Supply Agreement dated May 31, 2019, by and between Impression Healthcare Limited and AXIM Biotechnologies, Inc.	10.4	10-K (A/1)	10/30/2019

6% Convertible Redeemable Note dated September 29, 2021, made by and between AXIM Biotechnologies, Inc. and GS Capital Partners, LLC, as amended.	10.5	8-K	02/16/2022

Form of 3% Short Term Promissory Notes, dated February 10, 2022.	10.6	8-K	2/16/2022

Form of 1.5% Short Term Promissory Notes, dated February 10, 2022.	10.7	8-K	2/16/2022

Asset Purchase Agreement dated August 26, 2021, by and between AXIM Biotechnologies, Inc. and Advanced Tear Diagnostics, LLC.	10.8	10-K(A/1)	04/19/2022

Binding Term Sheet Agreement dated August 3, 2021, by and between AXIM Biotechnologies, Inc. and Advanced Tear Diagnostics, LLC.	10.9	10-K(A/1)	04/19/2022

May 1, 2019, License Agreement with CanChew Biotechnologies, LLC.	10.10	10-K	05/14/2020

Termination Agreement dated March 3, 2022, by and between AXIM Biotechnologies, Inc. and Empowered Diagnostics, LLC	10.11	10-K(A/1)	04/19/2022

Equity Purchase Agreement	10.12			X

Code of Business Conduct and Ethics.	14.1	10-Q	11/20/2017

Consent of Independent Registered Public Accounting Firm	23.1			X

Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)	23.2			X

Power of Attorney (included on the signature page of this registration statement)	24.1	S-1	05/14/2021

Filing Fee Table	107			X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on this 2nd day of August, 2022.

AXIM BIOTECHNOLOGIES, INC.

By:	/s/ John W. Huemoeller II
John W. Huemoeller II
President and Director
Principal Executive Officer

By:	/s/ Robert Malasek
Robert Malasek
Chief Financial Officer
Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Huemoeller II	President and Director	August 2, 2022
John W. Huemoeller II	(Principal Executive Officer)

/s/ Robert Malasek *	Chief Financial Officer	August 2, 2022
Robert Malasek	(Principal Financial Officer)

/s/ Timothy R. Scott, PhD *	Director	August 2, 2022
Timothy R. Scott, PhD

/s/ Robert Cunningham *	Director	August 2, 2022
Robert Cunningham

/s/ Blake N. Schroeder *	Director	August 2, 2022
Blake N. Schroeder

/s/ Peter O’Rourke *	Director	August 2, 2022
Peter O’Rourke

* By:   /s/ John W. Huemoeller II

Attorney-in-fact